EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                               DECEMBER 31, 1997

                                                       State or Country
                    Name                               of Incorporation

Domestic
  A.H. Robins Company, Incorporated                      Delaware
  AHP Subsidiary Holding Corporation                     Delaware
  American Cyanamid Company                              Maine
  Ayerst Laboratories, Incorporated                      New York
  Ayerst-Wyeth Pharmaceuticals Incorporated              Delaware
  Berdan Insurance Company                               Vermont
  Cyanamid Agricultural de Puerto Rico, Inc.             New Jersey
  Cyanamid International Corporation Limited             Delaware
  Genetics Institute, Inc.                               Delaware
  Immunex Corporation                                    Washington
  Lederle Parenterals, Inc.                              New Jersey
  Lederle Piperacillin, Inc.                             New Jersey
  MDP Holdings, Inc.                                     Delaware
  Quinton Instrument Company                             Washington
  Route 24 Holdings, Inc.                                Delaware
 *Sherwood Medical Company                               Delaware
  Wyeth-Ayerst International Inc.                        New York
  Wyeth Laboratories Inc.                                New York
  Wyeth Nutritionals Inc.                                Delaware

Foreign
  AHP Finance B.V.                                       Netherlands
  AHP Manufacturing B.V.                                 Netherlands
  Cyanamid Agro                                          France
  Cyanamid de Argentina S.A.                             Delaware
  Cyanamid GmbH                                          Germany
  Cyanamid Iberica, S.A.                                 Spain
  Cyanamid (Japan) Ltd.                                  Japan
 *Cyanamid of Great Britain Limited                      Great Britain
  Cyanamid Quimica do Brasil Ltda.                       Brazil
  Cyanamid Taiwan Corporation                            Taiwan
  Dimminaco AG                                           Switzerland
  John Wyeth & Brother Limited                           Great Britain
  Laboratorios Wyeth-Whitehall Ltda.                     Brazil
 *Nippon Sherwood Medical Industries Ltd.                Japan
  Wyeth (H.K.) Limited                                   Hong Kong
  Wyeth Australia Pty. Limited                           Australia
  Wyeth-Ayerst Canada Inc.                               Canada
  Wyeth-Lederle                                          France
  Wyeth-Lederle S.p.A.                                   Italy


                                                       State or Country
                    Name                               of Incorporation

  Wyeth Lederle Portugal (Farma), Lda.                   Portugal
  Wyeth-Pharma G.m.b.H.                                  Germany
  Wyeth Philippines, Inc.                                Philippines
  Wyeth S.A. de C.V.                                     Mexico



*These subsidiaries and the majority of Cyanamid of Great Britain Limited's assets were divested on February 27, 1998 as part of the Company's sale of the Sherwood-Davis & Geck medical devices business.

There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.